Exhibit 4.8.4

EXECUTION VERSION

Security Confirmation Agreement

(the “Agreement”)

dated	2 April 2019

between	CEMEX, S.A.B. de C.V.

and	CEMEX México, S.A. de C.V.

and	Interamerican Investments, Inc.

and	Empresas Tolteca de México, S.A. de C.V.

and	Wilmington Trust (London) Limited

acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees (as defined below)

concerning	the confirmation of the pledge of 1’947’382’051 shares in the Company (as defined below)

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THIS SECURITY CONFIRMATION AGREEMENT is entered into between:

(1)	CEMEX, S.A.B. de C.V., Av Constitución 444 Pte. Col., Centro, C.P. 64000, Monterrey, N.L., México (hereinafter “CEMEX”);

(2)	CEMEX México, S.A. de C.V., Av Constitución 444 Pte. Col., Centro, C.P. 64000, Monterrey, N.L., México (hereinafter “CEMEX Mexico”);

(3)	Interamerican Investments, Inc., 1209 Orange Street, Wilmington, County of New Castle, 19801 Delaware, United States (hereinafter “Interamerican”);

(4)	Empresas Tolteca de México, S.A. de C.V. Av Constitución 444 Pte. Col., Centro, C.P. 64000, Monterrey, N.L., México (hereinafter “Tolteca”);

(CEMEX, CEMEX Mexico, Interamerican and Tolteca collectively referred to as the “Pledgors”); and

(5)

Wilmington Trust (London) Limited, 1 King’s Arms Yard, Third Floor, London EC2R 7AF, United Kingdom, acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees (as defined below) (the “Security Agent”).

RECITALS

A)

CEMEX and certain of its subsidiaries as Original Borrowers, Original Guarantors and Original Security Providers (including the Company), the Original Creditors, Citibank Europe PLC, UK Branch (formerly Citibank International plc) as Agent and Wilmington Trust (London) Limited as Security Agent, among others, entered into a facilities agreement dated 29 September 2014, as amended and restated on 23 July 2015, 17 March 2016, 23 June 2016, 11 July 2016 and 21 November 2016 (each term as defined therein unless defined otherwise in this Agreement) (the “Club Loan”) and an intercreditor agreement dated 17 September 2012 as amended and restated pursuant to a deed of amendment dated 23 July 2015 and an amendment and restatement deed dated 19 July 2017 (the “Intercreditor Agreement”).

B)

On 19 July 2017, CEMEX as Borrower, the subsidiaries of the Borrower (including the Company) listed in Part I of Schedule 1 thereto as Original Guarantors or respectively as Original Security Providers, Banco Mercantil del Norte, S.A., Institución De Banca Múltiple, Grupo Financiero Banorte, Banco Santander (México), S.A., Institución De Banca Múltiple, Grupo Financiero Santander México, BBVA Bancomer, S.A., Institución De Banca Múltiple Grupo Financiero BBVA Bancomer, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., ING Capital LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Arrangers, the financial institutions listed in Part II of Schedule 1 as Original Lenders, Citibank Europe PLC, UK Branch as Agent and

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Wilmington Trust (London) Limited as Security Agent entered into a term and revolving facilities agreement (each term as defined therein unless define otherwise herein) (the “Facilities Agreement”) pursuant to which all commitments under the Club Loan were cancelled on the first Utilisation Date (as defined in the Facilities Agreement).

C)

In connection with the Club Loan, the Facilities Agreement and the Intercreditor Agreement, the Pledgors and the Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees entered into a Swiss law governed share pledge agreement dated 17 September 2012 regarding the pledge of 1’938’958’014 shares in the Company, as confirmed and (with respect of clauses 13.1 and 13.2 thereof) amended pursuant to a security confirmation agreement dated 23 July 2015 and re-confirmed on 17 March 2016 and 19 July 2017 (the “Share Pledge Agreement”).

D)

On 19 July 2017, CEMEX and the Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees entered into a Swiss law governed share pledge agreement regarding the pledge of 8,424,037 shares in the Company (the “Residual Share Pledge Agreement”).

E)

On the date hereof, CEMEX as Borrower, the subsidiaries of the Borrower (including the Company) listed in Part I or Part II, respectively, of Schedule 1 thereto as Original Guarantors or respectively as Original Security Providers, the financial institutions listed in Part III of Schedule 1 as Original Lenders, Citibank Europe PLC, UK Branch as Agent and Wilmington Trust (London) Limited as Security Agent entered into an amendment and restatement agreement in relation to the Facilities Agreement (each term as defined therein unless define otherwise herein) (the “Amendment and Restatement Agreement”, and the Facilities Agreement as amended and restated by the Amendment and Restatement Agreement, the “Amended Facilities Agreement”).

F)	It is a condition precedent under the Amendment and Restatement Agreement that the Pledgors enter into this Agreement.

G)

The Security Agent has been duly appointed under the Intercreditor Agreement, to act as security agent and shall act in its capacity as security agent and in the name and for the account of the Pledgees in connection with the execution, delivery and performance of this Agreement and shall exercise the rights of the Pledgees arising hereunder as their direct representative (direkter Stellvertreter).

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IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Definitions

Unless defined otherwise herein, capitalized terms and expressions used herein shall have the meaning ascribed to them in the Amended Facilities Agreement and if not defined therein, as defined in the Intercreditor Agreement. In this Agreement (capitalized terms as defined below):

Agreement	means this security confirmation agreement.

Amended Facilities Agreement	has the meaning given to such term in Recital (E).

Amendment and Restatement Agreement	has the meaning given to such term in Recital (E).

Bail-in Action	means the exercise of any Write-down and Conversion Powers.

Bail-in Legislation

means

a)  in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-in Legislation Schedule from time to time; and

b)  in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

Club Loan	has the meaning given to such term in Recital (A).

Company	means CEMEX TRADEMARKS HOLDING Ltd., a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland and registered under number CHE-109.294.363 with the commercial register authority of the Canton of Berne.

Debtor	means the Debtor and each Security Provider as defined in the Intercreditor Agreement.

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EEA Member Country	means any member state of the European Union, Iceland, Liechtenstein and Norway.

Effective Date	means the Amendment Effective Date as defined in the Amendment and Restatement Agreement.

EU Bail-in Legislation Schedule	means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Facilities Agreement	has the meaning given to such term in Recital (B).

Intercreditor Agreement	has the meaning given to such term in Recital (A).

Parallel Debt Obligation	means the obligations set out in Clause 11.2 (Finance Parallel Debt (Covenant to pay the Security Agent)) and Clause 11.3 (Notes Parallel Debt (Covenant to pay the Security Agent)) of the Intercreditor Agreement.

Pledge	has the meaning given to such term in the Share Pledge Agreement and the Residual Share Pledge Agreement (as applicable).

Pledgees	means the Pledgees as defined in the Share Pledge Agreement and the Residual Share Pledge Agreement (as applicable) (including, for the avoidance of doubt, the Secured Parties as defined in the Intercreditor Agreement).

Pledgors	means CEMEX, CEMEX Mexico, Interamerican and Tolteca.

Residual Share Pledge Agreement	has the meaning given to such term in Recital (D).

Resolution Authority	means any body which has authority to exercise any Write-down and Conversion Powers.

Security Agent	means Wilmington Trust (London) Limited, 1 King’s Arms Yard, Third Floor, London EC2R 7AF, United Kingdom, acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees.

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Share Pledge Agreement	has the meaning given to such term in Recital (C).

Write-down and Conversion Powers

means

a)  in relation to any Bail-in Legislation described in the EU Bail-in Legislation Schedule from time to time, the powers described as such in relation to that Bail-in Legislation in the EU Bail-in Legislation Schedule;

b)  in relation to any other applicable Bail-in Legislation:

(i) any powers under that Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-in Legislation that are related to or ancillary to any of those powers; and

(ii)  any similar or analogous powers under that Bail-in Legislation.

1.2	Interpretation

In this Agreement:

a)

unless the context requires otherwise, references herein to the Security Agent shall be read as references to the Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees;

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b)

in the event of a conflict between the terms of this Agreement and the Amended Facilities Agreement, then (to the extent permitted by law and to the extent the validity and enforceability of the security created under this Agreement is not affected) the terms of the Amended Facilities Agreement shall prevail;

c)

in the event of a conflict between the terms of this Agreement and the Intercreditor Agreement, then (to the extent the validity and enforceability of the security created under this Agreement is not affected) the terms of the Intercreditor Agreement shall prevail; and

d)

in the event of a conflict between the terms of this Agreement and any Debt Document other than the Amended Facilities Agreement or the Intercreditor Agreement, then the terms of this Agreement shall prevail.

2	Confirmation

As of the Effective Date, each of the Pledgors confirms for the benefit of the Security Agent and the other Pledgees that the Pledge and other security interests granted in connection with and pursuant to the terms of the Share Pledge Agreement and the Residual Share Pledge Agreement (as applicable) are and continue in full force and effect and hereafter shall continue to secure the Secured Obligations under and as defined in the Share Pledge Agreement and the Residual Share Pledge Agreement (as applicable) (which includes, inter alia, all obligations owed by the Debtor in relation to the Amended Facilities Agreement and the Intercreditor Agreement).

Furthermore, each of the Pledgors confirms as of the Effective Date for the benefit of the Security Agent and the other Pledgees that the Pledge and other security interests granted in connection with and pursuant to the terms of the Share Pledge Agreement and the Residual Share Pledge Agreement (as applicable) shall, for the avoidance of doubt, also secure the obligations owed by the Debtor or Security Provider (as applicable) from time to time to any Facilities Agreement Creditor, any Refinancing Creditor and any Additional Notes Creditor, each as defined in the Intercreditor Agreement.

For the avoidance of doubt, each party hereby confirms that this Agreement shall not and does not cause a novation (keine Novation) of any of the rights or obligations of any party under the Share Pledge Agreement or the Residual Share Pledge Agreement (as applicable).

The Pledgors further agree and confirm that for the benefit of the Security Agent as of the Effective Date all references in the Share Pledge Agreement and the Residual Share Pledge Agreement (as applicable):

a)	to the “Facilities Agreement” are references to the Amended Facilities Agreement;

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b)	all references to the “Intercreditor Agreement” are references to the Intercreditor Agreement.

3	Credit Facility Document and Security Document

The parties agree that this Agreement is a Debt Document, Finance Document and a Transaction Security Document.

4	Contractual Recognition of Bail-in

Notwithstanding any other term of this Agreement or any other agreement, arrangement or understanding between the parties, the Pledgors acknowledge and accept that any liability of the Security Agent and/or any Secured Party under or in connection with this Agreement may be subject to Bail-in Action by the relevant Resolution Authority and acknowledge and accept to be bound by the effect of:

a)	any Bail-in Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, them; and

(iii)	a cancellation of any such liability; and

b)	a variation of any term of any Debt Document to the extent necessary to give effect to any Bail-in Action in relation to any such liability.

The Pledgors further agree that upon the taking of any Bail-in Action by a relevant Resolution Authority, any liability of the Security Agent and/or any Secured Party to the Pledgors under this Agreement shall, as a matter of contract as between the parties, be reduced, converted, cancelled, or suspended (and that any term of this Agreement shall be varied) in such manner as it is expressed to be pursuant to such Bail-in Action.

5	Waivers and Amendments

a)

No failure on the part of the Security Agent to exercise, or delay on its part in exercising any right under this Agreement, the Share Pledge Agreement or the Residual Share Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of a right under this Agreement, the Share Pledge Agreement or the Residual Share Pledge Agreement preclude any further or other exercise of that or any other right under the Debt Documents.

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b)	Any amendment or waiver of this Agreement or any provision of this Agreement shall only be binding if agreed in writing by the parties hereto.

6	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, this shall not affect or impair (i) the validity or enforceability in that jurisdiction of any other provision of this Agreement or (ii) the validity or enforceability in any other jurisdiction of that or any other provision of this Agreement. The illegal, invalid or unenforceable provision shall be replaced by a legal, valid and enforceable provision which approximates as closely as possible to the economic purpose of the illegal, invalid or unenforceable provision. The same shall apply mutatis mutandis in case of omissions.

7	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8	Law and Jurisdiction

a) This Agreement shall in all respects, including all the rights in rem aspects, be governed by, and construed in accordance with, the substantive laws of Switzerland (under the exclusion of the conflict of law rules, including the Swiss Federal Statute on Private International Law of 18 December 1987, as amended).

b) Each party submits to the exclusive jurisdiction of the ordinary courts of the city of Zurich (ordentliche Gerichte der Stadt Zürich), Switzerland, venue being Zurich 1 (and if permitted to the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich)), with the right to appeal to the Swiss Federal Court (Schweizerisches Bundesgericht) in Lausanne as provided by law, whose judgment shall be final, for all purposes relating to this Agreement. The Security Agent and each of the other Pledgees reserve the right to bring an action against the Pledgors at each of the Pledgors’ place of domicile or before any other competent court, in which case Swiss law shall nevertheless be applicable as provided in Article 7a) above.

Signatures on next page

Security Confirmation Agreement

The Pledgors:

CEMEX, S.A.B. de C.V.

/s/ Patricio Treviño Garza
Name: Patricio Treviño Garza Title: Attorney-in-Fact

CEMEX México, S.A. de C.V.

/s/ Patricio Treviño Garza
Name: Patricio Treviño Garza Title: Attorney-in-Fact

Interamerican Investments, Inc.

/s/ Patricio Treviño Garza
Name: Patricio Treviño Garza Title: Attorney-in-Fact

Empresas Tolteca de México, S.A. de C.V.

/s/ Patricio Treviño Garza
Name: Patricio Treviño Garza Title: Attroney-in-Fact

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The Security Agent:

Wilmington Trust (London) Limited

as Pledgee and Security Agent acting for itself (including as creditor of the Parallel Debt Obligations) and as direct representative (direkter Stellvertreter) in the name and for the account of all other Pledgees

/s/ Keith Reader
Name: Keith Reader Authorised Signatory